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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 5, 2006

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-119902	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

333-119902	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. OTHER EVENTS

On May 5, 2006, NTK Holdings, Inc. ("NTK Holdings"), the parent company of Nortek, Inc. ("Nortek"), announced that it had filed a registration statement with the Securities and Exchange Commission for the proposed initial public offering of its common stock. The shares of common stock to be sold in the offering are expected to be offered by NTK Holdings and, if the underwriters' over allotment option is exercised, the selling stockholder.

The net proceeds of the offering of shares are expected to be used to repay indebtedness of NTK Holdings and Nortek, including approximately $205 million of new indebtedness expected to be incurred in the near future by NTK Holdings under a new senior unsecured loan facility. The net proceeds of the new indebtedness are expected to be used to pay a dividend of approximately $174.9 million to the stockholder of NTK Holdings and, together with cash on hand at Nortek, to make a distribution of approximately $54.0 million to participants under the 2005 Nortek Holdings, Inc. Deferred Compensation Plan. A copy of the press release is attached as Exhibit 99.1 of this Form 8-K.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press release, dated May 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                 NORTEK, INC.

By: /s/ Edward J. Cooney
Name: Edward J. Cooney
Title: Vice President and Treasurer

Date: May 5, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press release, dated May 5, 2006.